           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                               JANUARY 27, 1998


                          1940 ACT FILE NO. 811-4841


                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM N-2

                            REGISTRATION STATEMENT

                UNDER THE INVESTMENT COMPANY ACT OF 1940             |X|

                              Amendment No. 9                        |X|




                          MFS MUNICIPAL INCOME TRUST
              (Exact Name of Registrant as Specified in Charter)

               500 Boylston Street, Boston, Massachusetts 02116
             (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, including Area Code: 617-954-5000

                               Stephen E. Cavan
                             Secretary and Clerk
                          MFS Municipal Income Trust
                 c/o Massachusetts Financial Services Company
                             500 Boylston Street
                         Boston, Massachusetts 02116
                   (Name and Address of Agent for Service)

                                    PART C
                              OTHER INFORMATION


Item 24. Financial Statements and Exhibits:

                     1.    Exhibits:

                           (a)      --      Amended and Restated Declaration
                                            of Trust, dated November 13, 1986;
                                            filed herewith.

                           (a)(2)   --      Amendment to Declaration of Trust,
                                            dated October 19, 1988; filed
                                            herewith.

                           (b)(1)   --      Amended and Restated By-Laws
                                            dated December 21, 1994 (previously
                                            filed as Exhibit (b)(2) to
                                            Amendment No. 8 to the Registrant's
                                            Registration Statement on Form N-2
                                            filed with the Securities and
                                            Exchange Commission on February 28,
                                            1995 ("Amendment No. 8"));
                                            incorporated herein by reference.

                           (c)      --      Inapplicable.

                           (d)      --      Specimen certificate for Shares
                                            of Beneficial Interest; filed
                                            herewith.

                           (e)      --      The section "Dividend
                                            Reinvestment and Cash Purchase Plan"
                                            on page 3 of the Registrant's Annual
                                            Report to its Shareholders, for its
                                            fiscal year ended October 31, 1997;
                                            incorporated herein by reference.

                           (f)      --      Inapplicable.

                           (g)(1)   --      Investment Advisory Agreement,
                                            dated November 6, 1986; filed
                                            herewith.

                           (g)(2)   --      Master Administrative Services
                                            Agreement dated March 1, 1997, by
                                            and among Massachusetts Financial
                                            Services Company and the Registrant;
                                            filed herewith.

                           (h)      --      Omitted pursuant to General
                                            Instruction G.3. to Form N-2.

                           (i)      --      Retirement Plan for
                                            Non-Interested Person Trustees,
                                            dated January 1, 1991; filed
                                            herewith.

                           (j)(1)   --      Custodian Agreement dated
                                            February 19, 1988 between the
                                            Registrant and State Street Bank
                                            and Trust Company; filed herewith.

                           (j)(2)   --      Amendment to the Custodian
                                            Agreement dated October 1, 1989;
                                            filed herewith.

                           (j)(3)   --      Amendment to Custodian Agreement
                                            dated September 17, 1991; filed
                                            herewith.

                           (j)(4) Amendment to Custodian Agreement dated February 29, 1988; filed herewith.

                           (k)(1)   --      Loan Agreement by and among the
                                            Banks named therein, and The First
                                            National Bank of Boston, and the
                                            MFS Funds named therein (previously
                                            filed as Exhibit (k)(3) to
                                            Amendment No. 8); incorporated
                                            herein by reference.

                           (k)(2)   --      Registrar, Transfer Agency and
                                            Service Agreement between Registrant
                                            and MFS Service Center, Inc., dated
                                            August 15, 1994 (previously filed
                                            as Exhibit (k)(2) to Amendment No.
                                            8); incorporated herein by
                                            reference.

                           (l)      --      Omitted pursuant to General
                                            Instruction G.3 to Form N-2.

                           (m)      --      Inapplicable.

                           (n)      --      Omitted pursuant to General
                                            Instruction G.3 to Form N-2.

                           (o)      --      Omitted pursuant to General
                                            Instructions G.3 to Form N-2.

                           (p)      --      Form of Purchase Agreement; filed
                                            herewith.

                           (q)      --      Inapplicable.

                           (r)      --      Inapplicable.

                                 SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the day of January, 1998.


                                        MFS MUNICIPAL INCOME TRUST




                                        By:      JAMES R. BORDEWICK, JR.
                                                 James R. Bordewick, Jr.
                                                 Assistant Secretary

                              INDEX TO EXHIBITS



Exhibit No.                   Description of Exhibit

  (a)      Amended and Restated Declaration of Trust, dated November
            13, 1986.

  (a)(2)   Amendment to Declaration of Trust, dated October 19, 1988.

  (d)      Specimen certificate for Shares of Beneficial Interest.

  (g)(1)   Investment Advisory Agreement, dated November 6, 1986.

  (g)(2)   Master Administrative Services Agreement dated March 1,
            1997, by and among Massachusetts Financial Services Company and the Registrant.

  (i)      Retirement Plan for Non-Interested Person Trustees, dated
            January 1, 1991.

  (j)(1) Custodian Agreement dated February 19, 1988 between the Registrant and State Street Bank and Trust Company.

  (j)(2)   Amendment to the Custodian Agreement dated October 1, 1989.

  (j)(3)   Amendment to Custodian Agreement dated September 17, 1991.

  (j)(4)   Amendment to Custodian Agreement dated February 29, 1988.

  (p)      Form of Purchase Agreement.